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                                                                    EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS



The Boards of Directors
Centennial Holdings, Ltd.
Olympia, Washington


We consent to the use in this Registration Statement on Form S-4 on behalf of Centennial Holdings, Ltd., of our report dated January 24, 1997, relating to the consolidated financial statements of Centennial Holdings, Ltd. and subsidiaries contained in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" contained in this Prospectus, which is a part of such Registration Statement.


DWYER PEMBERTON & COULSON, P.C.

Tacoma, Washington
December 18, 1997